SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2006, American Business Lending, Inc. (“American”), an affiliate of FirstCity Financial Corporation (“FirstCity”), and Wells Fargo Foothill, Inc.(“Lender”), as lender, entered into a Credit Agreement dated effective as of December 15, 2006 (the “Credit Agreement”) that provides a $25,000,000 revolving loan facility for American, which is secured by substantially all of the assets of American.  The revolving loan facility

(i)                                     allows advances in the maximum amount of $25,000,000 (the “Maximum Credit Line”) to be made under the Credit Agreement for the purpose of paying fees and expenses in connection with the closing of the Credit Agreement and financing loans made by American, a portion of which are guaranteed by the U.S. Small Business Administration,

(ii)                                  provides that the aggregate outstanding principal amount of the advances made to Borrower under the Credit Agreement may not exceed the amount by which (a) the sum of (1) up to one hundred percent (100%) of the net eligible SBA guaranteed loans made by American, plus (2) up to eighty percent (80%) of the net eligible non-guaranteed loans made by American (or portion thereof) , exceeds (b) the sum of (1) any reserves for obligations of American related to the bank products, plus (2) the aggregate amount, if any, of loan reserves then established and outstanding, plus (3) the aggregate amount of any other reserves established by Lender,

(iii)                               provides for an interest rate of LIBOR plus 2.625% or, alternatively, the greater of (x) the Wells Fargo prime rate or (y) seven and one-half percent (7.50%) per annum,

(iv)                              provides for a closing fee of $125,000, being one-half of one percent (0.50%) of the Maximum Credit Line available under the Credit Agreement,

(v)                                 provides for an unused credit line fee in an amount equal to one-quarter of one percent (0.25%) per annum of the average daily difference during the month in question (or portion thereof) between (i) the Maximum Credit Line and (ii) the aggregate outstanding principal amount of the advances outstanding under the Credit Agreement for such month (or portion thereof),

(vi)                              provides in the event of the termination of the Credit Agreement by American for a prepayment fee of three percent (3.0%) of the Maximum Credit Line if paid prior to December 14, 2007, two percent (2.0%) of the Maximum Credit Line if paid during the period beginning December 15, 2007 and ending December 14, 2008, and one percent (1.0%) of the Maximum Credit Line if paid during the period beginning December 15, 2008 and ending December 13, 2009, and

(vii)                           provides for a maturity date of December 14, 2009.

The Credit Agreement has covenants that are customary for a facility of this type, including maximum capital expenditure levels and financial covenants related to indebtedness to tangible net worth ratio, earnings before interest, taxes, depreciation and amortization, and tangible net worth for American. The Credit Agreement contains representations and warranties by American, events of default and other provisions that are customary for a facility of this type. The security agreement executed by American to secure the obligations under the Credit Agreement grants a security interest to Lender in all of the assets of American except (a) the unguaranteed portions of any SBA-guaranteed loan originated by AMRESCO SBA Holdings, Inc. (“ASBA”) and transferred to American pursuant to the Asset Purchase Agreement dated as of June 30, 2006, by and among NCS I, LLC  and ASBA, as sellers, American, as the purchaser, and FirstCity Business Lending Corporation and FirstCity pursuant to which American acquired those SBA loans, and any other assets transferred by ASBA to American pursuant to that Asset Purchase Agreement, including, the Small Business

Lending Corporation license.  The security agreement also contains other provisions that are customary for a facility of this type.  The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1 and that exhibit is incorporated herein by this reference.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation of the Registrant.

On December 20, 2006, American Business Lending, Inc. (“American”), an affiliate of FirstCity Financial Corporation (“FirstCity”), and Wells Fargo Foothill, Inc., as lender, entered into a Credit Agreement dated effective as of December 15, 2006 (the “Credit Agreement”) that provides a $25,000,000 revolving loan facility for American, which is secured by substantially all of the assets of American. The information provided under Item 1.01 of this Report is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement, dated as of December 15, 2006 by and between American Business Lending, Inc., as Borrower, and Wells Fargo Foothill, LLC, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: December 28, 2006	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Loan Agreement, dated as of December 15, 2006 by and between American Business Lending, Inc., as Borrower, and Wells Fargo Foothill, LLC, as lender.